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                                                                   EXHIBIT 10.27


                    [NATIONAL ENERGY GROUP, INC. LETTERHEAD]


March 27,1997

Mr. W. David Willig
Atocha Exploration, Inc.
1201 Louisiana, Suite 1050
Houston, Texas 77002

Mr. Robert A. Potosky
Potosky Oil and Gas
1201 Louisiana, Suite 1050
Houston, Texas 77002

Sandefer Oil and Gas
Two Houston Center
Suite 3250
Houston, Texas 77010


Re:      Memorandum of Amendment
         to (i) Agreement dated January 1, 1996
         and (ii) Consulting Agreement
         dated January 1, 1996

Gentlemen:

         This Memorandum shall act to express the mutual understanding and agreement by and between National Energy Group, Inc. ("NEG") and Atocha Exploration, Inc. ("Atocha"), Potosky Oil and Gas Company ("POG") and Sandefer Oil & Gas, Inc. ("SOG") with respect to amending that certain Agreement by and between NEG and SOG dated January 1, 1996 (the "Agreement") and that certain Consulting Agreement between SOG, Atocha and POG dated January 1, 1996 (the "Consulting Agreement") which provides for the services of W. David Willig ("Willig") and Robert A. Potosky ("Potosky").

         In consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Paragraph 3 of the Agreement and Paragraph 4 of the Consulting Agreement, Initial Term, shall be amended to provide that the period of January 1, 1998 through December 31, 1998 shall be defined as the "Secondary Term".
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Atocha Exploration, Inc.
Potosky Oil and Gas Company
Sandefer Oil & Gas, Inc.
March 27, 1997
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2.       Paragraph 4 of the Agreement and Paragraph 6 of the Consulting
         Agreement, Prospect Generation By SOG and Obligations of Potosky and Atocha, respectively, shall be amended to provide that Potosky and Willig shall generate Prospects exclusively for NEG; provided that in the event any such Prospect is declined by NEG, Atocha and POG shall be free to offer the Prospect to any other party as described in Paragraph 11 of the Agreement, Rejection of Proposals, etc.. Potosky and Willig further agree that they shall not provide consulting work or services to others without the prior written consent of NEG, which consent shall not be unreasonably withheld.

3. Paragraph 6 of the Agreement and Paragraph 7 of the Consulting Agreement, Compensation, shall be amended to provide that effective April 1, 1997 through the end of the Secondary Term and any renewals and/or extensions thereof, the monthly fee paid to Atocha and POG shall (i) be paid on or before the fifteenth day of each month, (ii) be increased to the amount of $29,000.00 per month and (iii) include all expenses incurred by Atocha and POG.

4. Paragraph 8 of the Consulting Agreement, Reimbursement or Payment of Costs etc., shall be amended to provide that the $29,000.00 monthly fee paid to Atocha and POG shall be inclusive of all expenses incurred by Atocha and POG; provided that direct expenses related to Prospect generation, which have been approved in writing by the Company prior to expenditure, shall be reimbursed to Atocha and POG.

5. Paragraph 4 of the Agreement, Prospect Generation by SOG, shall be amended to provide that the following Prospects, together with any additional Prospects generated prior to December 31, 1997, shall be those Prospects which shall determine cost reimbursement to NEG as applied to the Initial Term Program with respect to the provisions of Paragraph 12 of the Agreement, Disbursement of Proceeds:

                 (a) South Lake Arthur             (e) West Grand Bayou
                 (b) Southeast Gueydon             (f) Northwest Bayou Sorrel
                 (c) Tiger Bayou                   (g) Berry Bayou
                 (d) South Tiger Bayou             (h) Mushroom

6. Paragraph 12 of the Agreement, Disbursement of Proceeds, shall be amended to provide that cost reimbursement to NEG with respect to any Prospects generated during the Secondary Term shall be separate and distinct from any Prospects generated during the Initial Term.

7. In the event there is an election to accept a Deferred Leasehold Interest as described in Paragraph 17 of the Agreement, NEG agrees that it shall timely execute and deliver to Potosky and Willig et al. an Assignment substantially in the form of Exhibit "A", attached hereto.
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Atocha Exploration, Inc.
Potosky Oil and Gas Company
Sandefer Oil & Gas, Inc.
March 27, 1997
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8.       Atocha, POG, Potosky and Willig agree to execute, and shall cause SOG to execute, that certain Letter Agreement dated December 20, 1996, attached hereto as Exhibit "B" with respect to the definition of the respective ORRI's and Back-In Interests as such apply to the PANACO, Inc. transaction described in such Letter Agreement.

9. NEG agrees that it shall provide office space for Atocha and POG in Houston, Texas at the Wedge International Tower and shall execute a Lease agreement, substantially in the form of Exhibit "C", attached hereto.

10. NEG shall make available to each of Potosky and Willig through the end of the Secondary Term and any renewals and/or extensions thereof, the health and dental benefits available to employees of NEG; provided that the amount described in Paragraph 3 hereof shall be reduced by an amount equal to $615.00 per month for each of Willig and/or Potosky in any month either of them are participants in NEG's medical and/or dental plan.

11. In the event NEG requests Atocha and POG to perform services with respect to the interpretation of 3-D data incidental to Prospect development of Bayou Sorrel or any other Prospect, NEG shall provide them with the use of a 3-D station for such time that their interpretive services are requested by NEG; provided that such use shall be exclusively for the benefit of NEG and shall not exceed the expiration of the Secondary Term and any renewals and/or extensions thereof.

12.      Miscellaneous:

                 (a) CHOICE OF LAW. THIS MEMORANDUM AND ALL OF THE RIGHTS AND OBLIGATIONS OF THE PARTIES ARISING FROM OR RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCLUDING THE CONFLICT OF LAWS AND RULES OF SUCH STATE.

                 (b) Other Agreements. This Memorandum supersedes any prior agreements between the parties with respect to the subject matter of hereof.

                 (c) Confidentiality. SOG, Atocha, Willig, POG and/or Potosky shall not disclose the terms of this Memorandum to any third party, except to the extent required by law, rule, regulation or court order.
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Atocha Exploration, Inc.
Potosky Oil and Gas Company
Sandefer Oil & Gas, Inc.
March 27, 1997
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                 (d)      Mediation. In the event any dispute regarding this
                          Memorandum cannot be reconciled by the parties, then they shall attempt to resolve any such dispute through (i) mediation, using a mutually acceptable mediator, and if necessary through (ii) binding arbitration, using a mutually acceptable arbitrator. No dispute related to this Agreement shall be brought before any court of law or equity. Any arbitration will be conducted in Houston, Harris County, Texas using the commercial rules of the American Arbitration Association.

         The parties agree that this Memorandum shall be reduced to a formal amendment of the Agreement and the Consulting Agreement with respect to those provisions relevant thereto.

         If the foregoing reflects our mutual understanding and agreement of the subject matter contained herein, please so indicate by executing in the appropriate space below. This Memorandum shall be effective as of the date first written hereinabove.

Sincerely,
National Energy Group, Inc.


By: /s/ MILES D. BENDER
   -------------------------------
Name: Miles D. Bender
Title: President and CEO


ATOCHA EXPLORATION, INC.


By: /s/ W. DAVID WILLIG
   -------------------------------
Name: W. DAVID WILLIG
Title: President


POTOSKY OIL AND GAS COMPANY


By:  /s/ ROBERT A. POTOSKY
   -------------------------------
Name: ROBERT A. POTOSKY
Title: President


SANDEFER OIL & GAS, INC.


By: /s/ STEPHEN F. SMITH
   -------------------------------
Name: STEPHEN F. SMITH
Title: Executive Vice President